EXHIBIT 10.1
EXECUTION COPY
$325,000,000
GLOBAL INDUSTRIES, LTD.
2.75% Senior Convertible Debentures due 2027
PURCHASE AGREEMENT
July 23, 2007
Lehman Brothers Inc.,
As Representative of the several
   Initial Purchasers named in Schedule I attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Global Industries, Ltd., a Louisiana corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $325,000,000 in aggregate principal amount of its 2.75% Senior Convertible Debentures due 2027 (the “Firm Securities”). The Firm Securities will (i) have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $50,000,000 principal amount of its 2.75% Senior Convertible Debentures due 2027 (the “Additional Securities”) if and to the extent that you, as Representative of the Initial Purchasers, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such 2.75% Senior Convertible Debentures due 2027 granted to the Initial Purchasers in Section 3(a) hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Initial Purchasers.
     1. Purchase and Resale of the Securities. The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from the Securities Act. The Company has prepared a preliminary offering memorandum, dated July 23, 2007 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and an offering memorandum, dated July 23, 2007 (the “Offering Memorandum”), setting forth information regarding the Company and the Securities. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable

Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers. “Applicable Time” means 4:00 p.m. (New York City time) on the date of this Agreement.
     Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under Section 13(a) or 15(d) of the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.
     It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):
“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY

RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
     You have advised the Company that you will make offers (the “Exempt Resales”) of the Securities purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons (the “Eligible Purchasers”) whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”). You will offer the Securities to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Such price may be changed at any time without notice.
     Holders (including subsequent transferees) of the Securities will have the registration rights set forth in a registration rights agreement substantially in the form attached hereto as Exhibit A and in accordance with the terms set forth in the Preliminary Offering Memorandum (the “Registration Rights Agreement”) between the Company and the Initial Purchasers to be dated July 27, 2007 (the “Closing Date”), for so long as such Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein, a shelf registration statement under the Securities Act (the

“Resale Registration Statement”) relating to resales by holders of the Securities and the Underlying Securities.
     2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:
          (a) When the Securities are issued and delivered pursuant to this Agreement, the Securities will satisfy the requirements set forth in Rule 144A(d)(3).
          (b) Neither the Company nor any subsidiary is, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, an “investment company” as such term is defined in the Investment Company Act of, as amended, and the rules and regulations of the Commission thereunder.
          (c) Assuming that your representations and warranties in Section 3(b) are true, the purchase and resale of the Securities pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Securities.
          (d) Each of the Preliminary Offering Memorandum and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.
          (e) No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.
          (f) The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
          (g) The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
          (h) The Company has not made any offer to sell or solicitation of an offer to buy the Securities that would constitute a “free writing prospectus” (if the offering of the Securities was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is set forth substantially in form and substance as attached hereto on Schedule III.
          (i) The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          (j) Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of this Agreement, the Indenture, the Securities or the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses described in the Offering Memorandum. The subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are the only “subsidiaries” (as defined in Rule 405 under the Securities Act) of the Company (excluding those subsidiaries that may be omitted from such list pursuant to Form 10-K).
          (k) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares for foreign subsidiaries and except as set forth in each of the Pricing Disclosure Package and the Offering Memorandum) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939 (the “1939 Act”) is required in connection with the offer and sale of the Securities in the manner contemplated hereby. The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
          (m) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Securities. The Securities have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Securities by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Securities will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
          (n) The Company has all the requisite corporate power and authority to issue the Underlying Securities issuable upon conversion of the Securities. The Underlying Securities have been duly and validly authorized by the Company and, and when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
          (o) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy. The Registration Rights Agreement will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
          (p) The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company.

          (q) The issue and sale of the Securities, the execution, delivery and performance by the Company of the Securities, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.
          (r) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries is required for the issue and sale of the Securities, the execution, delivery and performance by the Company of the Securities, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (A) the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement, (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and (C) such consents the failure to obtain would not have a Material Adverse Effect.
          (s) Except as identified in the Pricing Disclosure Package and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act except as set forth in the Non-Competition and Registration Rights Agreement filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.
          (t) Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under the Securities Act.
          (u) Except as described in the each of the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change that has had or would have a Material Adverse Effect.
          (v) The historical financial statements (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The other financial information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.
          (w) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Pricing Disclosure Package, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.
          (x) The Company and its significant subsidiaries have good and marketable title to, or valid and enforceable leasehold interests in, all of their owned and leased real properties and good and marketable title to, or valid and enforceable leasehold interests in, all other material properties owned or leased by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as exception, defects, mortgages, pledges, security interests, claims, restrictions or encumbrances (a) are described in Pricing Disclosure Package and the Offering Memorandum or (b) do not, singly or in the aggregate, have a Material Adverse Effect.
          (y) The Company and each of the significant subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as they reasonably believe to be adequate for the conduct of their respective businesses and the value of their properties and as they reasonably believe to be customary and consistent with industry standard.

          (z) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package and the Offering Memorandum; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package.
          (aa) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case, except as would not have a Material Adverse Effect.
          (bb) Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
          (cc) Except as described in the Pricing Disclosure Package and the Offering Memorandum, there is (x) no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending or, to the Company’s knowledge, threatened, against or affecting the Company or any subsidiary that would be required to be described in a registration statement of the Company pursuant to Item 103 of Regulation S-K that has not been described in the Pricing Disclosure Package and the Offering Memorandum, and (y) there are no statutes, regulations, contracts or other documents that would be required to be described in a registration statement of the Company or to be filed as exhibits to a registration statement of the Company or to the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2006 or the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 that are not described in the Pricing Disclosure Package or the Offering Memorandum or filed as required.
          (dd) Except as described in the Pricing Disclosure Package and the Offering Memorandum, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (ee) The Company and each of its significant subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect.
          (ff) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (gg) Except as described in Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (hh) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, have a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company and any of its subsidiaries, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any of its subsidiaries or into the environmental surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.
          (ii) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that reasonably can be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.
          (jj) Subject to such exceptions, if any, as could not reasonably be expected to have a Material Adverse Effect, the Company (A) makes and keeps accurate books and records and (B) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-5 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as would not have a Material Adverse Effect, none of the Company, the subsidiaries, or to the knowledge of the Company, any employee or agent thereof, has made any payment of funds of the Company or the subsidiaries, or received or retained any funds, and no funds of the Company or the subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.
          (kk) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (ll) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package.

          (mm) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
          (nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.
     3. Purchase of the Securities by the Initial Purchasers, Agreements to Sell, Purchase and Resell.
          (a) The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98% of the principal amount thereof (the “Purchase Price”), the total principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company shall not be obligated to deliver any of the Firm Securities to be delivered hereunder except upon payment for all of the Firm Securities to be purchased as provided herein. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $50,000,000 aggregate principal amount of Additional Securities at the Purchase Price. The Representative may exercise this right on behalf of the Initial Purchasers to cover over-allotments in the sale of the Firm Securities in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased solely for the purpose of covering over allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional

Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.
          (b) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the Securities for sale upon the terms and conditions set forth in this Agreement, the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Securities; (ii) is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum; and (iv) will not offer or sell the Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising). The Initial Purchasers have advised the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Securities. Such price may be changed by the Initial Purchasers at any time without notice.
          (c) Such Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule III hereto, (iii) the Free Writing Offering Documents listed on Schedule III hereto (which shall have been approved by the Company prior to distribution), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.
     Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(a) and 7(b) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

     4. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Firm Securities shall be made at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 9:00 A.M., New York City time, on July 27, 2007 (the “Closing Date”). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.
     Payment for any Additional Securities shall be made to the Company against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 9:00 A.M., New York City time, on the date specified in the corresponding notice described in Section 3(a) or at such other time on the same or on such other date, as may be varied by agreement between the Initial Purchasers and the Company.
     The Securities will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in immediately available funds, by causing DTC to credit the applicable Securities to the account of the Initial Purchasers at DTC. The Securities will be evidenced by one or more global securities in definitive form (the “Global Securities”) or by additional definitive securities, and will be registered, in the case of the Global Securities, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or the Option Closing Date, as the case may be. The Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.
     5. Agreements of the Company. The Company agrees with each of the Initial Purchasers as follows:
          (a) The Company will furnish to the Initial Purchasers, without charge, within two business days of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.
          (b) The Company will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.
          (c) The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with this Agreement and the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.
          (d) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or the Initial Purchasers, should be set forth in the Pricing

Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum to comply with any law, then the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.
          (e) The Company will not make any offer to sell or solicitation of an offer to buy the Securities that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document that will correct such conflict, statement or omission.
          (f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
          (g) For a period commencing on the date hereof and ending on the 60th day after the date of the Offering Memorandum, the Company agrees not to, directly or indirectly, (1) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any common stock (par value $0.01 per share) of the Company or securities convertible into or exchangeable for such common stock of the Company, or sell or grant options, rights or warrants with respect to the common stock of the Company or securities convertible into or exchangeable for the common stock of the Company, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock securities of the Company or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of common stock of the Company or securities convertible, exercisable or exchangeable into shares of common stock of the Company or (3) publicly announce an offering of any shares of common stock of the Company or securities convertible or exchangeable into shares of common stock of the Company, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Initial Purchasers, provided that the foregoing shall not apply to (A) the sale of the Securities under this Agreement or the issuance of the Underlying Securities, (B) any grant or issuance of any stock options, restricted stock or other awards, any issuance of shares of Common Stock of the Company upon the exercise of options granted under, and any vesting of or removal or lapse of restrictions on restricted stock or other awards under existing employee or director benefits plans or agreements described in the Pricing Disclosure Package and the Offering Memorandum, (C) any transfer of shares of Common Stock pursuant to the Company’s 401(k) plan described in the Pricing Disclosure Package and the Offering Memorandum, (D) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of the existing employee benefit plans or agreements described in the Pricing Disclosure Package and the Offering Memorandum, (E) shares of Common Stock (or options, warrants or convertible securities in respect thereof) issued in connection with a bona fide merger or acquisition transaction, (F) the conversion of a security outstanding on the date hereof, or (G) filing of any registration statement in respect of the Securities and the Underlying Securities. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
          (h) The Company will furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that so long as the Company files periodic reports pursuant to Section 13 or 15(d) of the Exchange Act for the foregoing periods, the Company shall be deemed to comply with this Section 5(h).
          (i) So long as any of the Securities or the Underlying Securities are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request, except that if such reports are filed with, or furnished to, the SEC on EDGAR, then such reports shall be deemed to have been delivered to the Initial Purchasers for purposes of this Agreement.

           (j) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”
          (k) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.
          (l) The Company will use its best efforts to permit the Securities to be eligible for trading through the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) MarketSM (the “PORTAL MarketSM”).
          (m) Without the prior written consent of Lehman Brothers Inc., on behalf of the Initial Purchasers, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) for a period of two years following the Closing Date, or the date of sale of any Additional Securities, as applicable, to resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
          (n) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Securities.
     6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (iii) the issuance and delivery by the Company of the Securities and any taxes payable in connection therewith; (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (v) the furnishing of such copies of the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Securities in the PORTAL MarketSM (including all disbursements and listing fees); (viii) the approval of the Securities by DTC for “book-entry” transfer (other than the fees and disbursements of the Initial Purchaser’s counsel relating to such approval); (ix) the rating of the Securities; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Securities; (xi) the performance by the Company of their other obligations under this Agreement; and (xii) all expenses associated with any electronic road show.
     7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, on and as of the Closing Date and, with respect to the Additional Securities, on each Option Closing Date, as if made on and as of the Closing Date or the Option Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
          (a) Each of Vinson & Elkins LLP, as counsel to the Company, Russell J. Robicheaux, as Chief Administrative Officer and General Counsel to the Company and Myers & Alberga, as special Cayman Islands counsel to the Company, shall have furnished to the Initial Purchasers their written opinion letter, addressed to the Initial Purchasers and dated the Closing Date and any Option Closing Date, substantially in the form of Exhibits B, C and D hereto;
          (b) The Initial Purchasers shall have received from Davis Polk & Wardwell, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and any Option Closing Date, with respect to the issuance and sale of the Securities, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
          (c) At the time of execution of this Agreement, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (d) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Initial Purchasers shall have received a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date and any Option Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three business days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
          (e) Since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum (excluding any amendment or supplement thereto after the date hereof) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, the effect of which is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.
          (f) The Company shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date a certificate of an officer of the Company satisfactory to the Initial Purchasers certifying that:
     (i) The representations, warranties and agreements of the Company in Section 2 are true and correct on and as of the Closing Date and any Option Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any Option Closing Date; and
     (ii) They have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package or the Offering Memorandum.
          (g) The Securities shall have been designated for trading on the PORTAL MarketSM, subject only to notice of issuance at or prior to the time of purchase.
          (h) The Company shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

          (i) The Company and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Trustee.
          (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, or trading in any securities of the Company on The Nasdaq Global Select Market, shall have been suspended or materially limited or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq Global Select Market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York authorities, or (iii) there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.
          (k) On the Closing Date, the Company shall have obtained an approval and consent (the “Credit Agreement Waiver”), from the lenders under its existing credit facility dated as of June 30, 2006 as amended by Amendment No. 1 thereto dated as of October 6, 2006, by and among the Company, Global Offshore Mexico, S. de R.L. de C.V., Global Industries International, L.P., Calyon New York Branch, as administrative agent for the lenders and issuing bank and the other financial institutions party thereto to permit the issuance of the Securities and the Credit Agreement Waiver will have been delivered and will be in full force and effect.
          (l) On or prior to the date hereof, the Company shall have furnished to Lehman Brothers Inc. an agreement in the form of Exhibit E hereto from each of the Company’s directors and executive officers, and such agreement shall be in full force and effect on each of the Closing Date and any Option Closing Date.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
     The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

     8. Indemnification and Contribution.
          (a) The Company hereby agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.
          (b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and their or its respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim, if (i) the indemnifying party and the indemnified party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and their or its respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party or their or its respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party, provided that the Company shall not be liable for the fees and expenses of more than one separate counsel in the same jurisdiction. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Securities initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
          (e) The Initial Purchasers severally confirm and the Company acknowledges and agrees that the statements with respect to the offering of the Securities by the Initial Purchasers set forth in the in the Pricing Disclosure Package and the Offering Memorandum contained in the last sentence on the cover page of the Offering Memorandum, in the third paragraph of the section entitled “Plan of Distribution” and in the first paragraph under the caption “Plan of Distribution—Stabilization, Short Positions, Market Making and Trading” in the Offering Memorandum constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.
     9. Defaulting Initial Purchasers. If on the Closing Date, or on an Option Closing Date, as the case may be, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date or the Option Closing Date, as the case may be, in the respective proportions that the principal amount of Securities set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total principal amount of Securities set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on the Closing Date or the Option Closing Date, as the case may be, if the aggregate principal amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Securities to be purchased on the Closing Date, or on the Option Closing Date, as the case may be, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities that it agreed to purchase on the Closing Date, or on the Option Closing Date, as the case may be, pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date, or on the Option Closing Date, as the case may be.
     If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.
     If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase: (a) the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company; or (b) the Additional Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Option Closing Date, the non-defaulting Initial Purchasers shall have, the option to either: (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date; or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchaser would have been obligated to purchase in the absence of such default.
     As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
     Nothing contained herein shall relieve: (a) a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default; or (b) the Company of any liability for the payment of expenses to the extent set forth in Sections 8 and 11.
     10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(e) or (j) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.
     11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company fails to tender the Securities for delivery to the Initial Purchasers or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.
     12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133) with a copy to Davis Polk & Wardwell, Attention: Alan Dean (Fax: 212-450-3800), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

          (b) if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Global Industries, Ltd, 8000 Global Drive, Carlyss, Louisiana 70665, Attention: Russell J. Robicheaux (Fax: 281-529-7980), with a copy to Vinson & Elkins LLP, 2300 First City Tower, 1001 Fannin Street, Houston, Texas 77002, Attention: Jeffery B. Floyd (Fax: 713-615-2194);
provided, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.
     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     15. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.
     17. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company, and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Securities, and such relationship between the Company, and the Initial Purchasers is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company. The Company hereby waive any claims that the Company may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Securities.
     18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, GLOBAL INDUSTRIES, LTD.
By	/s/ Peter S. Atkinson
	Name:	Peter S. Atkinson
	Title:	President and Chief Financial Officer

Accepted: Lehman Brothers Inc. Calyon Securities (USA) Inc. Fortis Securities LLC Natexis Bleichroeder

By Lehman Brothers Inc., as Authorized Representative
By	/s/ Arlene Salmonson
	Name:	Arlene Salmonson
	Title:	Vice President

SCHEDULE I

Principal
Amount of
Firm Securities
to be
Initial Purchasers	Purchased
Lehman Brothers Inc.	$260,000,000
Calyon Securities (USA) Inc.	32,500,000
Natexis Bleichroeder Inc.	19,500,000
Fortis Securities LLC	13,000,000

Total	$325,000,000

SCHEDULE II
GLOBAL INDUSTRIES, LTD.
$325,000,000
2.75% Senior Convertible Debentures due 2027

Issuer:	Global Industries, Ltd.

Common stock symbol:	GLBL

Title of securities:	2.75% Senior Convertible Debentures due 2027

Aggregate principal amount offered:	$325,000,000

Principal amount per debenture:	$1,000

Issue price:	100%

Over-allotment option:	$50,000,000

Net proceeds:	$318.1 million ($367.1 million if the initial purchasers exercise their option to purchase additional debentures in full)

Annual interest rate:	2.75% per annum accruing from July 27, 2007

Conversion premium:	32.50%

Reference price:	$26.78

Conversion price:	$35.48 per share of common stock

Conversion rate:	28.1821 shares of common stock per $1,000 aggregate principal amount of debentures

Interest payment dates:	February 1 and August 1

Maturity:	August 1, 2027

Call feature:	Issuer may redeem the debentures on or after August 1, 2014 at 100% of the principal amount plus accrued interest

Put dates:	Holders may require the issuer to repurchase all or a portion of their debentures on August 1, 2017 and August 1, 2022 at 100% of the principal amount plus accrued interest

Ranking:	Senior unsecured, equal in right of payment with all of Global Industries, Ltd.'s existing and future senior unsecured indebtedness.

Use of proceeds:	Global Industries, Ltd. intends to use up to $75.0 million of the net proceeds to repurchase shares of its common stock, including shares sold short by purchasers of the debentures, and the remainder of the net proceeds for general corporate purposes, which may include upgrading existing vessels, vessel acquisitions, new vessel construction, including construction of the recently announced Global 1200, and acquisitions of industry-related businesses.

Trade date:	July 23, 2007

Settlement date:	July 27, 2007

CUSIP:	• 144A Senior Convertible Debenture due 2027: 379336 AD2

• 144A Common Stock: 379336 209

• Senior Convertible Debenture due 2027: 379336 AE0

Initial Purchasers:	Lehman Brothers Inc. (Bookrunner)
Calyon Securities (USA) Inc. (Co-manager)

II-1

Fortis Securities LLC. (Co-manager)
Natexis Bleichroeder Inc. (Co-manager)

Adjustment to conversion rate upon a Non-Stock Change in Control:	The following table sets forth the number of additional shares by which the conversion rate will be increased upon a conversion in connection with a non-stock change of control occurring prior to August 1, 2014 based on the effective date of the change of control and the stock price paid per share in the non-stock change of control:

Effective Date	Stock Price
	$26.78	$30.00	$35.48	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
07/27/2007	9.1591	7.5439	5.6369	4.5696	3.0743	2.2125	1.6671	1.2966	1.0323	0.8355	0.6843	0.5654	0.4699
08/01/2008	8.8706	7.2270	5.3103	4.2534	2.8016	1.9874	1.4832	1.1465	0.9088	0.7330	0.5991	0.4940	0.4097
08/01/2009	8.5095	6.8345	4.9104	3.8696	2.4771	1.7238	1.2705	0.9751	0.7691	0.6192	0.5053	0.4161	0.3448
08/01/2010	8.1189	6.3947	4.4514	3.4266	2.1045	1.4252	1.0336	0.7860	0.6180	0.4967	0.4047	0.3333	0.2760
08/01/2011	7.6703	5.8713	3.8937	2.8880	1.6599	1.0781	0.7651	0.5768	0.4528	0.3642	0.2981	0.2463	0.2045
08/01/2012	7.1389	5.2179	3.1789	2.2009	1.1153	0.6732	0.4641	0.3487	0.2752	0.2239	0.1850	0.1537	0.1286
08/01/2013	6.5114	4.3505	2.1747	1.2519	0.4402	0.2220	0.1494	0.1150	0.0936	0.0775	0.0651	0.0549	0.0461
08/01/2014	6.1592	3.3487	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:
•	between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $130.00 per share (subject to adjustment), no additional shares will be issued upon conversion;

•	less than $26.78 per share (subject to adjustment), no additional shares will be issued upon conversion.
Notwithstanding the foregoing, in no event will the conversion rate exceed 37.3412 per $1,000 principal amount of the Debentures, subject to adjustments in the same manner as the conversion rate.
This communication supplements and amends, and should be read in conjunction with, Global Industries, Ltd.’s preliminary offering memorandum dated July 23, 2007.
This communication is intended for the sole use of the person to whom it is provided by the sender.
This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the debentures or the common stock issuable upon conversion of the debentures in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The debentures will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. The debentures and the shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.
ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

II-2

SCHEDULE III
Term sheet containing the terms of the securities, substantially in the form of Schedule II.

III-1

Exhibit A
Form of Registration Rights Agreement

A-1

Exhibit B
Company Counsel Opinion
     Vinson & Elkins LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date and the Option Closing Date, in form and substance reasonably satisfactory to Lehman Brothers Inc., to the effect that:
     (i) No registration under the Securities Act of the Securities is required for the sale of the Securities to you as contemplated hereby or for the Exempt Resales, assuming (i) the accuracy of the Initial Purchasers’ representations in this Agreement and (ii) the accuracy of the Company’s representations contained in this Agreement;
     (ii) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum. The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Capital Stock” insofar as they purport to constitute a summary of the terms of the Common Stock (including the Underlying Securities) and the Preferred Stock are accurate in all material respects;
     (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture and the Securities and to issue and sell the Securities;
     (iv) This Agreement has been duly authorized, executed and delivered by the Company;
     (v) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the implied duty of good faith and fair dealing; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities or in connection with the Exempt Resales;
     (vi) The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee in accordance with the terms of the Indenture and upon delivery to the Initial Purchasers against payment therefor in accordance with the terms of this Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the implied duty of good faith and fair dealing;
     (vii) The shares of Common Stock, if any, initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon conversion of the Securities by all necessary corporate action of the Company and, when issued and delivered upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights;
     (viii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy and the implied duty of good faith and fair dealing;
     (ix) The issue and sale of the Securities, the execution, delivery and performance by the Company of the Securities, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, the Company’s Third Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of June 30, 2006 as amended by Amendment No. 1 thereto dated as of October 6, 2006 and further amended by amendment No. 2 thereto dated as of July [___], 2007, among Global Industries, Ltd. and Global Offshore Mexico, S. de R.L. de C.V., Global Industries International, L.P., the lenders named in the Credit Agreement and Calyon New York Branch, as administrative agent for the lenders and issuing bank or any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument described in or filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2006, or (ii) result in any violation of the provisions of the charter or by-laws of the Company;
     (x) No consent, approval, authorization, order, registration or qualification with any Texas or federal court or governmental agency or body having jurisdiction over the Company is required for the issue and sale of the Securities, the execution, delivery and performance by the Company of the Securities, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (A) the order of the Commission declaring effective the registration statement required to be filed by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement; (B) such as have been obtained (C) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need not express an opinion); and (D) where the failure to obtain such consents, approvals, authorizations, orders, registrations or qualifications would not have a Material Adverse Effect (except that we express no opinion in this paragraph as to compliance with the registration provisions of the Securities Act of 1933, as amended or the Trust Indenture Act of 1939, as amended, in relation to the Securities);
     (xi) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended;
     (xii) The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Debentures”, insofar as they purport to constitute a summary of the terms of the Indenture, the Securities and the Registration Rights Agreement, are accurate in all material respects;
     (xiii) The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of Certain Indebtedness”, “Certain ERISA Considerations” and “Plan of Distribution” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents in so far as they purport to constitute summaries of legal matters and documents are accurate in all material respects; and
     (xiv) The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects.
     In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Business Corporation Law of the State of Louisiana.
     Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that such counsel has participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Pricing Disclosure Package and the Offering Memorandum and related matters were discussed. Although such counsel has not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Offering Memorandum (except as and to the extent set forth in paragraphs (ii), (xii), (xiii) and (xiv)), on the basis of the foregoing participation (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Company and the Initial Purchasers), no facts have come to such counsel’s attention that have led such counsel to believe that: (a) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (b) the Offering Memorandum, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. It being understood that such counsel need express no opinion, statement or belief with respect to the financial statements, including the notes and schedules thereto and the auditor’s report there on or any other financial data, contained in or omitted from the Pricing Disclosure Package and the Offering Memorandum.

Exhibit C
[Form of Opinion of Russell J. Robicheaux]
     (a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum.
     (b) The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction set forth in Annex A hereto, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.
     (c) Each U.S. Significant Subsidiary (as defined in Rule 405 under the Securities Act of 1933, as amended) has been duly organized and is validly existing as a corporation or limited liability company and is in good standing under its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum, and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.
     (d) Except as otherwise stated in the Pricing Disclosure Package and the Offering Memorandum, all of the issued and outstanding capital stock of each U.S. Significant Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interest, mortgage, pledge, lien, encumbrance, claim or equity created pursuant to that certain Third Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of June 30, 2006 as amended by Amendment No. 1 thereto dated as of October 6, 2006 and further amended by amendment No. 2 thereto dated as of July 23, 2007, among Global Industries, Ltd. and Global Offshore Mexico, S. de R.L. de C.V., Global Industries International, L.P., the lenders named in the Credit Agreement and Calyon New York Branch, as administrative agent for the lenders. None of the outstanding shares of capital stock of any U.S. Significant Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such U.S. Significant Subsidiary.
     (e) The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Offering Memorandum.
     (f) The issue and sale of the Securities, the execution, delivery and performance by the Company of the Securities, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Significant Subsidiaries is subject, except for conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation or the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations.
     (g) To my knowledge and except as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened or contemplated by governmental authorities or others.
     The opinions expressed herein are limited to the federal laws of the United States of America and the Business Corporation Law of the State of Louisiana and I do not express any opinion as to the laws of any other jurisdiction.

Exhibit D
[Form of Opinion of Myers & Alberga — Cayman Counsel]
     (i) Each of the Cayman Companies has been duly organized and is validly existing as a company and is in good standing under the laws of the Cayman Islands. Each of the Cayman Companies has the requisite corporate power to own or lease its properties and to conduct its business, assuming this to be the same as that for Global Industries Ltd. as described in the Offering Memorandum.
     (ii) All the issued and outstanding shares of each of the Cayman Companies have been duly authorized and are validly issued as fully paid and non-assessable and were not issued in violation of any preemptive rights arising by operation of law or under its Memorandum and Articles of Association. Based on our review of the Memoranda and Articles of Association and records of the Cayman Companies, all the issued and outstanding shares of each of them are owned directly by the Company, a Louisiana limited liability company (to our knowledge, in its capacity as General Partner of Global Industries International, L.P.). The shares of each of the Cayman Companies have been charged pursuant to a Foreign Pledge Agreement between (1) Global Industries International, L.P., the Cayman Companies and (2) Calyon New York Branch dated as of 30th of June 2006. To our knowledge, none of the issued and outstanding shares of either of the Cayman Companies was issued in violation of preemptive or similar rights of any person contracting with either of the Cayman Companies.

Exhibit E
[Form of Lock-Up Agreements]
LOCK-UP LETTER AGREEMENT
July [___], 2007
Lehman Brothers Inc.
As Representative of the several
Initial Purchasers named in Schedule I
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          The undersigned understands that you and certain other firms (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) to carry out an offering of $325,000,000 aggregate principal amount of 2.75% Senior Convertible Debentures due 2027 (the “Securities”) ($375,000,000 if the option to purchase additional Securities is fully exercised) which will be convertible into cash and in certain circumstances into shares (the “Stock”) of common stock, par value $0.01 per share (the “Common Stock”), of Global Industries, Ltd., a Louisiana corporation (the “Company”), and that the Initial Purchasers propose to reoffer the Securities to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (the “Offering”).
          In consideration of the efforts of the Initial Purchasers to proceed with the Offering, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Initial Purchasers, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 60th day after the date of the Offering Memorandum relating to the Offering (such 60-day period, the “Lock-Up Period”).
          Any Securities received upon exercise of options granted to the undersigned will also be subject to the terms and conditions of this letter agreement (this “Lock-Up Letter Agreement”). Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Letter Agreement. Transactions executed pursuant to an existing 10b5-1 plan will not be subject to this Lock-Up Letter Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Letter Agreement prior to such transfer.
          In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
          It is understood that, if the Company notifies the Initial Purchasers that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
          The undersigned understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company, and the Initial Purchasers.
[Signature page follows]

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          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:
Dated: _______________

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Schedule I
Lehman Brothers Inc.
Calyon Securities (USA) Inc.
Natexis Bleichroeder Inc.
Fortis Securities LLC.

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